As filed with the Securities and Exchange Commission on May 15, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of Company as specified in its charter)

Bermuda	98-0395986
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

92 Pitts Bay Road Pembroke Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

AXIS Capital Holdings Limited 2007

Long-Term Equity Compensation Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Richard T. Gieryn, Jr., Esq. Executive Vice President and General Counsel AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke HM 08 Bermuda (441) 496-2600	Gary I. Horowitz, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, par value $0.0125 per share	6,000,000	U.S. $34.59	$207,540,000	$23,784.08

(1)	Pursuant to paragraph (a) of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act of 1933”), there are also registered hereunder such indeterminate number of additional Common Shares as may become issuable under the above-captioned benefit plan as a result of stock splits, stock dividends or similar transactions that result in an increase in the number of the registrant’s outstanding Common Shares.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h). The proposed maximum aggregate offering price is based upon the average of the high and low sales prices of the Common Shares reported on the New York Stock Exchange on May 10, 2012.

PART I

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 6,000,000 Common Shares, par value $0.0125 per share (the “Common Shares”) of AXIS Capital Holdings Limited (the “Company”) to be issued pursuant to the AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Registration Statements on Form S-8 previously filed with the United States Securities and Exchange Commission (the “Commission”) relating to the Plan (Registration Statement Nos. 333-143024 and 333-159275), including the information contained therein, are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the registrant with the Commission are incorporated in this Registration Statement by reference and shall be deemed a part hereof:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on February 22, 2012.

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed on April 27, 2012.

3.	The Company’s Current Reports on Form 8-K filed with the Commission on January 19, 2012, January 30, 2012, February 8, 2012, March 12, 2012, March 14, 2012, March 19, 2012, March 30, 2012, May 4, 2012 and May 9, 2012 (File No. 001-31721).

4.	The description of the Company’s Common Shares set forth under the heading “Description of Registrant’s Securities to be Registered” in the Company’s Registration Statement on Form 8-A12B filed with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act of 1934”), on June 25, 2003, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and documents filed by the registrant under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein, including any exhibits included with such Items) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

Bye-law 30 of the Company’s bye-laws provides, among other things, that: the directors, officers and any other persons appointed to a committee of the board of directors of the Company, and their heirs, executors and administrators (collectively, the “Indemnitees”), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty. Bye-law 30 also provides that the Company may advance moneys to the Indemnitees or any of them for the costs, charges and expenses incurred by them in defending any civil or criminal proceedings against them, on condition that any person to whom such moneys are advanced shall repay the advance if any allegation of fraud or dishonesty is proved against such person.

Bye-law 31 of the Company’s bye-laws provides that each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company; provided, that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

The Bermuda Companies Act of 1981, as amended (the “Companies Act”), provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company’s bye-laws or in a contract or arrangement between the company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

The Company has purchased directors and officers liability insurance policies. Such insurance would be available to the Company’s directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibits

4.1	Certificate of Incorporation and Memorandum of Association of the Company.(1)

4.2	Amended and Restated Bye-laws of the Company.(2)

4.3	Specimen Common Share Certificate.(3)

4.4	AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan, as amended and restated.

5.1	Opinion of Conyers, Dill & Pearman.

23.1	Consent of Deloitte & Touche Ltd.

23.2	Consent of Conyers, Dill & Pearman (filed as part of Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages to this Registration Statement).

(1)	Previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) (File No. 333-103620), filed with the Commission on April 16, 2003.
(2)	Previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-159275), filed with the Commission on May 15, 2009.
(3)	Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (File No. 333-103620), filed with the Commission on June 10, 2003.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda on this 15th day of May 2012.

AXIS CAPITAL HOLDINGS LIMITED

By	/s/ Albert A. Benchimol
Albert A. Benchimol
Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

Each of the registrant and each director or officer of the registrant whose individual signature appears below hereby appoints Albert A. Benchimol, Conrad D. Brooks and Richard T. Gieryn, Jr. and each of them, any of whom may act without the joinder of the others, as the true and lawful attorney-in-fact and agent of the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and, in connection with any registration of additional securities, to sign any abbreviated registration statement and any and all amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert A. Benchimol	Chief Executive Officer, President and Director	May 15, 2012
Albert A. Benchimol	(Principal Executive Officer)

/s/ Albert A. Benchimol	Acting Chief Financial Officer	May 15, 2012
Albert A. Benchimol	(Principal Financial Officer)

/s/ James O’Shaughnessy	Executive Vice President, Chief Accounting Officer	May 15, 2012
James O’Shaughnessy	and Corporate Controller (Principal Accounting Officer)

/s/ Geoffrey Bell	Director	May 15, 2012
Geoffrey Bell

/s/ Michael A. Butt	Director	May 15, 2012
Michael A. Butt

/s/ John R. Charman	Chairman of the Board and Director	May 15, 2012
John R. Charman

/s/ Charles A. Davis	Director	May 15, 2012
Charles A. Davis

/s/ Robert L. Friedman	Director	May 15, 2012
Robert L. Friedman

/s/ Donald J. Greene	Director	May 15, 2012
Donald J. Greene

/s/ Christopher V. Greetham	Director	May 15, 2012
Christopher V. Greetham

/s/ Maurice A. Keane	Director	May 15, 2012
Maurice A. Keane

/s/ Sir Andrew Large	Director	May 15, 2012
Sir Andrew Large

/s/ Cheryl-Ann Lister	Director	May 15, 2012
Cheryl-Ann Lister

/s/ Thomas C. Ramey	Director	May 15, 2012
Thomas C. Ramey

/s/ Henry B. Smith	Director	May 15, 2012
Henry B. Smith

/s/ Wilhelm Zeller	Director	May 15, 2012
Wilhelm Zeller

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of AXIS Capital Holdings Limited in the State of New York on this 15th day of May 2012.

By:	/s/ Richard T. Gieryn, Jr.
Name:	Richard T. Gieryn, Jr.
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

4.1	Certificate of Incorporation and Memorandum of Association of the Company.(1)

4.2	Amended and Restated Bye-laws of the Company.(2)

4.3	Specimen Common Share Certificate.(3)

4.4	AXIS Capital Holdings Limited 2007 Long-Term Equity Compensation Plan, as amended and restated.

5.1	Opinion of Conyers, Dill & Pearman.

23.1	Consent of Deloitte & Touche Ltd.

23.2	Consent of Conyers, Dill & Pearman (filed as part of Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature pages to this Registration Statement).

(1)	Previously filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) (File No. 333-103620), filed with the Commission on April 16, 2003.
(2)	Previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (File No. 333-159275), filed with the Commission on May 15, 2009.
(3)	Previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) (File No. 333-103620), filed with the Commission on June 10, 2003.